CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to the Registration Statement of The Victory Portfolios on Form N-1A (File No. 33-8982) of our reports dated January 16, 1998 on our audits of the financial statements and financial highlights of Key Mutual Funds (comprising, respectively, the Key Money Market Mutual Fund, SBSF Fund, SBSF Convertible Securities Fund, SBSF Capital Growth Fund, KeyChoice Income & Growth Fund, KeyChoice Moderate Growth Fund, and KeyChoice Growth Fund) which reports are included in the Annual Reports to Shareholders for the year ended November 30, 1997 which are incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Prospectuses, under the captions "Independent Accountants" and "Independent Accountants and Reports" in the
Statement of Additional Information for the Convertible Securities Fund and Federal Money Market Fund, and under the caption "Independent Accountants" in the Statement of Additional Information for the Victory LifeChoice Funds in this Post-Effective Amendment No. 37 to the Registration Statement of the Victory Portfolios on Form N-1A (File No. 33-8982).


                                                     /s/COOPERS & LYBRAND L.L.P.


Columbus, Ohio
March 18, 1998